UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2013

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On each of March 29, 2013, March 30, 2013 and March 31, 2013, Bryn Mawr Bank Corporation (the “Company”) entered into respective letter agreements with J. Duncan Smith, Alison Gers, and Joseph Keefer (collectively, the “Letter Agreements”), each of whom are named executive officers of the Company. The Letter Agreements were entered into in connection with a strategic initiative by the Company related to the long-term compensation of senior and executive officers pursuant to which the Company has, among other things, decided to freeze benefit accrual under the Bryn Mawr Bank Corporation Supplemental Employee Retirement Plan for Select Executives, executed December 8, 2008 (the “SERP II”), for certain participants including the named executive officers mentioned above (collectively, the “Frozen Participants”). Each of the Frozen Participants agreed for this benefit freeze to become effective retroactive to January 1, 2013. Therefore, effective as of January 1, 2013, all benefit accruals for the Frozen Participants under the SERP II ceased, and the accrued benefits for the Frozen Participants under the SERP II were determined and frozen as of that date. These changes will not affect benefits earned by participants in the SERP II prior to January 1, 2013, and will not affect the SERP II as it applies to participants for whom benefit accrual was not frozen.

The Letter Agreements also act as an amendment to each of the Frozen Participants’ Executive Change-of-Control Amended and Restated Severance Agreements with the Company, eliminating Section 4(c) of each such agreement which would provide an additional three years (two years for senior vice presidents) of service credit for such participant under the SERP II in the event of their termination upon a change of control of the Company’s wholly owned subsidiary, The Bryn Mawr Trust Company.

As part of the Company’s strategic plan for long-term compensation of senior and executive officers, and as inducement for the Frozen Participants’ entry into the Letter Agreements, the Company expects to implement a new supplemental defined contribution program to be retroactively effective as of January 1, 2013 (“New Plan”). While the terms and conditions of the New Plan have yet to be determined, the Company anticipates that it will include vesting provisions based on years of service with The Bryn Mawr Trust Company, and also performance metrics including targets for earnings per share, return on average assets and return on average equity.

The foregoing summary of the Letter Agreements is not complete and is qualified in its entirety by reference to the complete text of the Form of Letter Agreement, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

Exhibit 10.1	Form of Letter Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Francis J. Leto
Francis J. Leto
Executive Vice President and General Counsel

Date: April 4, 2013

EXHIBIT INDEX

Exhibit	Description

Exhibit 10.1	Form of Letter Agreement